Exhibit 10.13

EVERYWARE, INC.

SALE OF THE COMPANY BONUS PLAN

AWARD NOTICE

March     , 2012

«Participant_Name»

«Address_1»

«City_State_Zip»

Dear «Participant_Name»:

The purpose of this award notice (this “Award Notice”) is to inform you that you have been granted an award (the “Award”) under the EveryWare, Inc. (the “Company”) Sale Bonus Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto under the Plan. The Award Percentage for the Award is «Percentage»%. The payment of any Bonus Amount in respect of the Award will be subject in all respects to your continued employment with the Company or its Subsidiaries on the date of consummation of a Sale of the Company (as defined in the Plan) and the date of payment of any portion of the Bonus Amount payable after the date of consummation of such Sale of the Company, to the extent any portion of the Bonus Amount becomes payable after the date of such Sale of the Company due to a Subsequent Increase. This Award Notice and the Award hereunder are subject in all respects to the terms and conditions of the Plan. If and to the extent that this Award Notice conflicts or is inconsistent with the terms and conditions of the Plan, the Plan shall govern and control. The Plan and this Award Notice contain the entire understanding between you and the Company with respect to the subject matter hereof, and supersede any and all prior agreements between you and the Company with respect thereto.

ACKNOWLEDGEMENT

I hereby acknowledge that (i) I have received and reviewed a copy of the Plan, and (ii) this Award Notice, the Award and my participation in the Plan are subject in all respects to the terms and conditions of the Plan.

Dated: , 2012
«Participant_Name»

IN WITNESS WHEREOF, the undersigned has executed this Award Notice as of the date first written above.

EVERYWARE, INC.

By:

Name:

Title:

Signature Page to EveryWare Sale Bonus Award Notice